EXHIBIT 2.1
                                   -----------







                            ASSET PURCHASE AGREEMENT

                                  By and Among

                          WEATHERLABS, INC., as Seller,


                         WL ACQUISITION CORP., as Buyer,

                                       and

                       DIGITAL COURIER TECHNOLOGIES, INC.




                                October 31, 1999










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                                TABLE OF CONTENTS



                              ARTICLE 1DEFINITIONS
1.1      Certain Defined Terms.................................................1
         ---------------------
1.2      Accounting Terms......................................................6
         ----------------
1.3      Other Definition Provisions...........................................6
         ---------------------------

                      ARTICLE 2PURCHASE AND SALE OF ASSETS
2.1      Assets to be Sold to Buyer............................................7
         --------------------------
         (a)      Accounts Receivable..........................................7
                  -------------------
         (b)      Furniture, Fixtures and Equipment, Etc.......................7
                  ---------------------------------------
         (c)      Intellectual Property........................................7
                  ---------------------
         (d)      Domain Names.................................................7
                  ------------
         (e)      Personal Property Leases.....................................8
                  ------------------------
         (f)      Contracts....................................................8
                  ---------
         (g)      Prepaid Expenses.............................................8
                  ----------------
         (h)      Books and Records, etc.......................................8
                  -----------------------
         (i)      Software.....................................................8
                  --------
         (j)      Stock Exchange Agreement.....................................8
                  ------------------------
         (k)      Claims and Rights............................................9
                  -----------------
         (l)      Goodwill.....................................................9
                  --------
         (m)      Miscellaneous................................................9
                  -------------
2.2      Excluded Assets.......................................................9
         ---------------
2.3      Assignment of Contracts and Rights...................................10
         ----------------------------------

                       ARTICLE 3 ASSUMPTION OF LIABILITIES
3.1      Assumed Liabilities..................................................10
         -------------------
         (a)      Contractual Obligations.....................................11
                  -----------------------
         (b)      [Intentionally omitted].....................................11
3.2      Excluded Liabilities.................................................11
         --------------------
         (a)      Accrued Payroll Liabilities.................................11
                  ---------------------------
         (b)      Accounts and Notes Payable..................................11
                  --------------------------
         (c)      Claims......................................................11
                  ------
         (d)      Employee Benefit Plans......................................11
                  ----------------------
         (e)      Taxes.......................................................11
                  -----
         (f)      Excluded Assets.............................................11
                  ---------------
         (g)      Prior Transactions..........................................12
                  ------------------
         (h)      Breaches....................................................12
                  --------
         (i)      Indemnity Items.............................................12
                  ---------------
         (j)      Real Property Leases........................................12
                  --------------------
         (k)      Other Liabilities...........................................12
                  -----------------

                       ARTICLE 4 PURCHASE PRICE AND CLOSING
4.1      Purchase Price.......................................................12
         --------------
4.2      Manner of Payment....................................................12
         -----------------
4.3      Allocation of Purchase Price.........................................12
         ----------------------------
4.4      Closing..............................................................13
         -------
4.5      Collection of Receivables............................................13
         -------------------------
4.6      Prorations...........................................................13
         ----------

           ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES
5.1      Organization, Power and Authority....................................13
         ---------------------------------
5.2      Authorization, etc...................................................14
         -------------------
5.3      Governmental Authorization...........................................14
         --------------------------
5.4      No Legal Bar.........................................................14
         ------------
5.5      No Defaults..........................................................15
         -----------
5.6      Financial Statements.................................................15
         --------------------
5.7      Absence of Undisclosed Liabilities...................................15
         ----------------------------------
5.8      Absence of Certain Changes or Events.................................16
         ------------------------------------
5.9      Title Conveyed; Condition and Sufficiency of Assets..................17
         ---------------------------------------------------
5.10     Software.............................................................18
         --------
5.11     Intellectual Property................................................18
         ---------------------
5.12     Year 2000 Compliance.................................................19
         --------------------
5.13     Accounts Receivable and Accounts and Notes Payable...................19
         --------------------------------------------------
5.14     Tax Matters..........................................................20
         -----------
5.15     No Litigation........................................................20
         -------------
5.16     Compliance with Laws.................................................21
         --------------------
5.17     Business Contracts...................................................21
         ------------------
5.18     Personal Property Leases.............................................22
         ------------------------
5.19     ERISA................................................................22
         -----
5.20     Employees and Independent Contractors................................23
         -------------------------------------
5.21     No Guaranties........................................................23
         -------------
5.22     No Bankruptcy........................................................23
         -------------
5.23     Misstatements and Omissions..........................................23
         ---------------------------

                ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER
6.1      Organization, Power and Authority....................................24
         ---------------------------------
6.2      Authorization, etc...................................................24
         -------------------
6.3      No Legal Bar.........................................................24
         ------------

                           ARTICLE 7 CLOSING CONDITIONS
7.1      Conditions to Closing of Buyer.......................................25
         ------------------------------
         (a)      Representations and Warranties True and Correct.............25
                  -----------------------------------------------
         (b)      Performance of Conditions Precedent.........................25
                  -----------------------------------
         (c)      Opinion of Counsel to Selling Parties.......................25
                  -------------------------------------
         (d)      Good Standing Certificates..................................25
                  --------------------------
         (e)      Secretary's Certificates....................................25
                  ------------------------
         (f)      Incumbency Certificate......................................25
                  ----------------------

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


         (g)      Certificates of Selling Parties.............................25
                  -------------------------------
         (h)      Agreement and Instruments of Transfer.......................26
                  -------------------------------------
         (i)      Third Party and Governmental Approvals and Consents.........26
                  ---------------------------------------------------
         (j)      Settlement of Claims........................................26
                  --------------------
         (l)      No Objecting Litigation.....................................26
                  -----------------------
         (m)      Transition Services Agreement...............................26
                  -----------------------------
         (n)      Noncompetition Agreement....................................27
                  ------------------------
         (o)      Release of Liens............................................27
                  ----------------
7.2      Conditions to Closing of the Selling Parties.........................27
         --------------------------------------------
         (a)      Representations and Warranties True and Correct.............27
                  -----------------------------------------------
         (b)      Performance of Conditions Precedent.........................27
                  -----------------------------------
         (c)      Opinion of Counsel to Buyer.................................27
                  ---------------------------
         (d)      Secretary's Certificate.....................................27
                  -----------------------
         (e)      Incumbency Certificate......................................27
                  ----------------------
         (f)      Buyer's Certificate.........................................27
                  -------------------
         (g)      Instruments of Assumption...................................28
                  -------------------------
         (h)      No Objecting Litigation.....................................28
                  -----------------------
         (i)      Noncompetition Agreement....................................28
                  ------------------------
7.3      Waiver of Conditions.................................................28
         --------------------

                               ARTICLE 8COVENANTS
8.1      Joint Covenants......................................................28
         ---------------
         (a)      Regulatory and Other Approvals and Consents; Cooperation....28
                  --------------------------------------------------------
         (b)      Public Announcements........................................29
                  --------------------
         (c)      Confidentiality.............................................29
                  ---------------
         (d)      Best Efforts................................................29
                  ------------
         (e)      Further Assurances..........................................29
                  ------------------
         (f)      Payment and Expenses of Other Parties.......................30
                  -------------------------------------
         (g)      Ancillary Agreements........................................30
                  --------------------
8.2      Additional Covenants of the Selling Parties..........................30
         -------------------------------------------
         (a)      Governmental Authorizations.................................30
                  ---------------------------
         (b)      Additional Financial Information............................30
                  --------------------------------
         (c)      Post-Closing Tax Matters....................................30
                  ------------------------
         (d)      Rehired Employees...........................................31
                  -----------------
         (e)      Stock Exchange Agreement....................................31
                  ------------------------
         (f)      Change of Name; Covenant Not To Use Name....................31
                  ----------------------------------------
         (h)      Payment of Excluded Liabilities.............................32
                  -------------------------------

                    ARTICLE 9 EXPENSES, INDEMNITY AND SET OFF
9.1      Expenses.............................................................32
         --------
9.2      Indemnification by Selling Parties...................................32
         ----------------------------------
9.3      Indemnification by Buyer.............................................33
         ------------------------
                                       iii
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9.4      Definition of "Event of Loss"; Tax Benefits..........................33
         -------------------------------------------
9.5      Indemnification Procedure............................................34
         -------------------------
9.6      Buyer's Right of Setoff..............................................35
         -----------------------
9.7      Brokers and Finders..................................................35
         -------------------

                          ARTICLE 10GENERAL PROVISIONS
10.1     Amendments and Waivers; Construction.................................35
         ------------------------------------
10.2     Enforcement..........................................................35
         -----------
10.3     Successors and Assigns...............................................36
         ----------------------
10.4     Counterparts.........................................................36
         ------------
10.5     No Waivers by Implication............................................36
         -------------------------
10.6     Notices..............................................................36
         -------
10.7     Reproductions........................................................37
         -------------
10.8     Entire Agreement.....................................................37
         ----------------
10.9     Exhibits, Schedules and Attachments..................................37
         -----------------------------------
10.10    Rights Cumulative....................................................38
         -----------------
10.11    Governing Law........................................................38
         -------------
10.12    Severability.........................................................38
         ------------
10.13    Captions.............................................................38
         --------
10.14    Third Party Rights...................................................38
         ------------------
10.15    Survival.............................................................38
         --------
10.16    Written Agreement Required/No Oral Modification......................38
         -----------------------------------------------

                             EXHIBITS AND SCHEDULES

Exhibit A              Form of Escrow Agreement
Exhibit B              Form of Opinion of Counsel to Selling Parties
Exhibit C              Form of Transition Services Agreement
Exhibit D              Form of Noncompetition Agreement
Exhibit E              Form of Opinion of Counsel to Buyer

Schedule 1.1(a)   Excluded Employees
Schedule 1.1(b)   Excluded Intellectual Property
Schedule                   2.1(b)  List  of  Excluded  Furniture,  Fixtures  and
                           Equipment, Etc.
Schedule 2.2(e)            List  of  Excluded    Contracts,  Excluded   Personal
                           Property Leases and Excluded  Real Property Leases
Schedule 3.1(a)   List of Acquired Contracts
Schedule 3.1(b)            List of Assumed Payroll Liabilities
Schedule 4.3                        Purchase Price Allocation
Schedule 5.3                        Governmental Authorizations
Schedule 5.6               Seller's Financial Statements
Schedule 5.7               Seller's Disclosures
Schedule 5.8               Changes or Events
Schedule 5.9               Permitted Liens
Schedule 5.10                       Software
Schedule 5.11              List of Intellectual Property
Schedule 5.14              Federal,  State,  Local and  Foreign  Tax  Returns of
                           Sellers
Schedule 5.15              Litigation
Schedule 5.17              List of WeatherLabs Contracts
Schedule 5.18              List of the Personal Property Leases
Schedule 5.19              List of Seller's Benefit Plans
Schedule 5.20              List   of   Seller's   Employment   and   Independent
                           Contractor Contracts
Schedule 7.1(k)            List of Key Personnel

                                       v

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of the 31st day of October, 1999, by and among WEATHERLABS, INC., an Illinois corporation ("Seller"), WL ACQUISITION CORP., a California corporation ("Buyer"), and DIGITAL COURIER TECHNOLOGIES, INC., a Delaware corporation ("DCTI"). (DCTI and Seller are sometimes referred to collectively as the "Selling Parties" and individually as a "Selling Party", and the Selling Parties and Buyer are sometimes referred to collectively as the "Parties" and individually as a "Party.")

                                    RECITALS
                                    --------

         A. Seller operates a business that provides weather-related information and services to and through the Internet and other media and communication channels (the "Business").

         B. The Selling Parties desire to sell to Buyer and Buyer desires to purchase from the Selling Parties substantially all of the assets used or held for use in the Business, and in connection therewith Buyer is willing to assume certain specified liabilities of the Selling Parties relating to the Business, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT
                                    ---------

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Defined Terms. Unless the context otherwise specifies or requires, the following terms have the meanings specified below:

                  "Accounts   Receivable"   shall  have  the  meaning  given  in
                  subsection 2.1(a).

                  "Accrued Payroll Liabilities" means all obligations of the Selling Parties with respect to accrued payroll liabilities relating to any Business Employee, including all accrued payroll charges for time worked through the Closing Date, all accrued bonuses and commissions, accrued payroll taxes and insurance, and accrued vacation, paid holiday, sick leave and related payroll expenses and taxes.

                  "Acquired Assets" shall have the meaning given in Section 2.1.

                  "Acquired   Contracts"   shall  have  the  meaning   given  in
                  subsection 2.1(f).

                  "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity.

                  "Agreement" means this Asset Purchase Agreement, as originally executed, as amended, supplemented or otherwise modified from time to time.

                  "Ancillary   Agreements"  means  the  Escrow  Agreement,   the
Transition Services Agreement, the Noncompetition Agreement and the instruments of transfer referred to in Section 7.1(h).

                  "Assets" means all assets of the Business, including Acquired Assets and Excluded Assets.

                  "Assumed Liabilities" shall have the meaning given in Section 3.1.

                  "At Home Payment" means that certain payment in the amount of $267,000 due to At Home Corporation as of --------------- July 10, 1999.

                  "Bankruptcy" means with respect to a Selling Party: (i) the filing of an application by a Selling Party for, or its consent to, the appointment of a trustee, receiver or custodian of its assets; (ii) the entry of an order for relief with respect to a Selling Party in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (iii) the making by a Selling Party of a general assignment for the benefit of creditors; (iv) the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of a Selling Party; (v) the failure by a Selling Party generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code or the admission in writing of its inability to pay its debts as they become due.

                  "Benefit Plans" shall have the meaning given in Section 5.19.

                  "Books and Records" shall have the meaning given in subsection 2.1(h).

                  "Business" shall have the meaning given in the Recitals.

                  "Business Contracts" shall have the meaning given in Section 5.5.

                  "Business Day" means a day on which commercial banking institutions in Norfolk, Virginia are open for the transaction of substantially all of their banking business.

                  "Business Employee" means any employee of Seller and/or DCTI utilized in the operation of the Business as of Closing, other than those employees who provide primarily legal, accounting, receptionist and/or human resource services and those employees listed on Schedule 1.1(a), which sets forth the job title and a brief description of the duties of each such employee.

                  "Cash" shall have the meaning given in subsection 2.2(a).

                  "Closing" means the closing of the purchase and sale of the Acquired Assets occurring on the Closing ------- Date.

                  "Closing Date" means the date of Closing, as determined pursuant to Section 4.4.

                  "Closing  Period  Financials"  shall have the meaning given in
Section 8.2(b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                  "Default" means the breach of any term or provision hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereunder, as in effect from time to time.

                  "Escrow Agreement" shall have the meaning given in subsection 4.2(b).

                  "Escrow Amount" shall have the meaning given in subsection 4.2(a).

                  "Event of Loss" shall have the meaning given in Section 9.4.

                  "Excluded Assets" shall have the meaning given in Section 2.2.

                  "Excluded   Contracts"   shall  have  the  meaning   given  in
subsection 2.2(e).

                  "Excluded Liabilities" shall have the meaning given in Section 3.2.

                  "Excluded Personal Property Leases" shall have the meaning given in Section 2.2(e).

                  "Excluded Real Property Leases" shall have the meaning given in Section 2.2(e).

                  "Financial Statements" shall have the meaning given in Section 5.6.

                  "Generally accepted accounting principles" or "GAAP" means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors.

                  "Governmental Authorizations" shall have the meaning given in subsection 2.1(m).

                  "Indebtedness" means all (i) obligations for borrowed money or for the deferred purchase price of property or services; (ii) obligations secured by any Lien on or with respect to any assets or properties owned by a Person or acquired by a Person subject thereto, whether or not the obligation secured thereby shall have been assumed; (iii) obligations under direct or indirect guarantees, and other obligations (contingent or otherwise) to purchase, to provide funds for payment or otherwise acquire property or to assure a creditor against loss; and (iv) obligations to reimburse the issuer with respect to letters of credit, whether direct or indirect.

                  "Indemnitee" shall have the meaning given in Section 9.4.

                  "Indemnitor" shall have the meaning given in Section 9.4.

                  "Independent Contractor" means any contractor, consultant, service provider or other personnel engaged or retained by Seller and/or DCTI prior to the Closing Date to provide services to and/or for the Business.

                  "Independent Contractor Agreements" shall have the meaning given in subsection 2.1(f).

                  "Intellectual Property" means, except as set forth on Schedule 1.1(b), (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, domain names and URLs, together with all translations, adaptations, derivation, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applicants, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including prospect lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques (and documentation thereof), technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all Software,
(f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium), owned, used, or held for use by a Selling Party in connection with the operation of the Business.

                  "Knowledge" means, as to either or both of the Selling Parties, the knowledge of any of R.J. Pittman, Mike Higgins, Mike Bard, Mitchell Edwards, Jim Bowers and/or Bobbie Downey after due inquiry.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to a lien or security interest arising from a mortgage, charge, pledge, assignment, hypothecation, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or other encumbrance of any nature whatsoever on or with respect to any cash, property, right to receive income or other assets of any nature whatsoever.

                  "Loss" or "Losses" shall have the meaning given in Section 9.2

                  "Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, revenues, operating income, business, operations, affairs, prospects or circumstances of a Selling Party, the Acquired Assets or the Business or the facts represented or warranted in this Agreement relating to a Selling Party, the Acquired Assets or the Business, (ii) the ability of the Business to be carried out as conducted or as proposed to be conducted, (iii) the ability of Seller to meet its obligations generally (including, without limitation, its obligations under this Agreement), on a timely basis, or (iv) the ability of DCTI to meet its obligations under this Agreement on a timely basis.

                  "Multiemployer  Plan"  shall  have the  meaning  specified  in
Section 3(37) of ERISA.

                  "New  Release"  shall  have the  meaning  given in  subsection
2.1(i).

                  "Noncompetition Agreement" shall have the meaning given in subsection 7.1(n).

                  "Notes Payable" shall have the meaning give in subsection 3.2(b).

                  "Notice of Claim" shall have the meaning given in subsection 9.5(a).

                  "Old  Release"  shall  have the  meaning  given in  subsection
2.1(i).

                  "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA.

                  "Permitted Liens" shall have the meaning given in subsection 5.9.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, or other entity or a government or any agency, authority or political subdivision thereof.

                  "Personal  Property Lease" or "Personal Property Leases" shall
have    the    meaning    given    in     subsection 2.1(e).

                  "Prepaid Expenses" shall have the meaning given in subsection 2.1(g).

                  "Purchase Price" shall have the meaning given in Section 4.1.

                  "Rehired   Employees"   shall  mean  all  Business   Employees
immediately prior to Closing who are employed by Buyer immediately after the Closing.

                  "Software" shall have the meaning given in subsection 2.1(i).

                  "Stock Exchange Agreement" shall have the meaning given in subsection 2.1(j).

                  "Szilage Payment" means that certain payment (including any accrued but unpaid interest) due to Louis Szilage in respect of that certain note payable as reflected on the Financial Statements.

                  "Taxes" means all federal, state, local and foreign income, employment, franchise, capital stock, excise, gross receipts, sales, use, property, real estate and stamp taxes, payments in lieu of taxes, levies, duties, assessments and fees of any nature, together with all related penalties, fines or additions to tax or interest thereon.

                  "Uninsured Cost" shall mean costs with respect to which insurance proceeds are not collected or are not capable of being collected in spite of reasonable efforts by Seller.

         1.2 Accounting Terms. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

         1.3 Other Definition Provisions. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa and "or" is used in the sense of "and/or." The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.


                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

         2.1 Assets to be Sold to Buyer. On the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties herein contained, the Selling Parties shall sell, assign, transfer, convey and deliver (or cause to be assigned, transferred, conveyed and delivered) to Buyer, on the Closing Date, all of the assets (tangible and intangible), properties and other rights owned, used or held for use by either or both of the Selling Parties (or any of their subsidiaries) in connection with the operation of the Business (except for the Excluded Assets) including without limitation (x) all assets and properties of the Business shown on the Financial Statements that have not been consumed or otherwise disposed of in the ordinary course of business as of the Closing Date, and (y) all assets and properties of the Business acquired subsequent to the date of the Financial Statements that have not been consumed or otherwise disposed of in the ordinary course of business as of the Closing Date (collectively, the "Acquired Assets"). The Acquired Assets shall include, without limitation, all right, title and interest of Seller and/or DCTI, as applicable, in, to and under the following:

                  (a)......Accounts  Receivable. Any and all accounts receivable of, or notes receivable of, and other amounts due to, Seller and/or, to the extent accrued in connection with the operation of the Business, DCTI, including, without limitation, amounts due to a Selling Party from any Business Employee, shareholder or Affiliate (collectively, the "Accounts Receivable");

                  (b) Furniture, Fixtures and Equipment, Etc. All furniture, trade fixtures, equipment, computers and other hardware, inventories of parts, machinery and other tangible personal property used or held for use in connection with the operation of the Business, excluding the items listed on
Schedule 2.1(b).

                  (c) Intellectual Property. All Intellectual Property (including, without limitation, trademarks, copyrights and confidential information), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, all rights to the names WeatherLabs and Weather Ad Network.

                  (d) Domain Names. All Internet domain names and URLs, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, all rights to the domain names "weatherlabs.com", "weatherlab.com", "myweatherpage.com", "myweatherlab.com" and "myweatherlabs.com".

                  (e) Personal Property Leases. All leases, subleases and licenses of personal property used in connection with the operation of the Business to which a Selling Party is a party (as either lessee or lessor), which leases, subleases and licenses have been listed on Schedule 5.18 (excluding the Excluded Personal Property Leases), together with any options to purchase the underlying property and any rights to security deposits with respect thereto (individually a "Personal Property Lease," and collectively, the "Personal Property Leases");

                  (f) Contracts. All contracts, licenses, obligations, agreements, plans, arrangements, commitments or the like (written or oral) of the Business arising in the ordinary course of business and to which a Selling Party is a party (excluding the Excluded Contracts), including, without limitation, all distribution contracts, all license agreements, all contracts with providers of services to a Selling Party (including, without limitation, all contracts with Independent Contractors (the "Independent Contractor Agreements")) and all contracts for the provision of services by a Selling Party, and all agreements containing covenants not to compete, solicit, or disclose in favor of Seller or with respect to the Business (collectively, the "Acquired Contracts");

                  (g)      Prepaid  Expenses.  All prepaid   expenses of Seller,
including, without limitation, any prepaid advertising of Seller, incurred pursuant to any of the Business Contracts (the "Prepaid Expenses");

                  (h) Books and Records, etc. All operating data and business records, including, without limitation, all books, records, data bases, correspondence, accounts, prospects lists, advertiser lists, archives, files, papers, employment records of Rehired Employees, records related to Independent Contractors, sales and advertising materials and related materials used or held for use in the Business or relating to the Acquired Assets or the Assumed Liabilities or other matters contemplated by this Agreement, other than (i) the minute books, stock transfer books and seals of Seller, and (ii) any books, records or other materials relating exclusively to (A) the Excluded Liabilities or (B) the Excluded Assets;

                  (i) Software. All software and all versions thereof (including, without limitation, all software used by the Selling Parties in connection with the generation of weather forecasts produced by Seller in the Business, including the proprietary software used by the Selling Parties and described as being written in "Objective-C" code (the "Old Release") and the proprietary software used by the Selling Parties the major components of which are the WLINow, WLINowX, WLIForecast and WLIKit applications, forecast engines and collection of other software objects and components integrated therein (the "New Release")), for any and all computers, devices and equipment owned, licensed or leased by a Selling Party or used or held for use in the Business, including all passwords, source code, data and related documentation (the "Software");

                  (j) Stock Exchange Agreement. All of the Selling Parties' rights under the Stock Exchange Agreement dated as of March 17, 1998, by and among Seller, Seller's former shareholders and DCTI (formerly DataMark Holdings, Inc.) (the "Stock Exchange Agreement"), including, without limitation, all obligations of the Significant Sellers (as defined in the Stock Exchange Agreement) under Section 9 of the Stock Exchange Agreement;

                  (k) Claims and Rights. All claims and rights of every kind relating to the Acquired Assets or the Business, including without limitation, all deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes in respect of periods following Closing);

                  (l)      Goodwill.  All goodwill related to the Business;  and

                  (m) Miscellaneous. Except as otherwise expressly provided in this Agreement, all other items of tangible property (including all inventories and supplies), whether real, personal or mixed, owned or held by Seller and/or, to the extent owned or held solely in connection with the operation of the Business, DCTI, and any replacements or additions thereto, and all other assets, properties and other rights (including all intangible assets) of Seller and/or, to the extent owned or held solely in connection with the operation of the Business, DCTI of every kind and nature, including all trademarks, copyrights, contract rights, licenses, franchise rights, privileges, graphics used to promote or identify the Business, warranties, guaranties, and to the extent the same are assignable, business licenses, franchises, approvals, orders, registrations, certificates of occupancy and all other governmental and regulatory licenses and permits (the "Governmental Authorizations"), and telephone, telex, telecopy and telecommunication numbers.

         2.2 Excluded Assets. Anything in Section 2.1 to the contrary notwithstanding, all of the right, title and interest of either of the Selling Parties in, to and under the following assets, properties and other rights (collectively, the "Excluded Assets") shall be excluded from the Acquired
Assets:

                  (a)      All   of  Seller's   cash  on  hand  or  on  deposit,
marketable securities, and other cash equivalents with respect to the Business but excluding the Security Deposits ("Cash");

                  (b) Any Tax refund claim of Seller of any type or description for matters arising prior to the Closing Date;

                  (c)      All Benefit  Plans,  and any   employment  agreements
with any Business Employee;

                  (d) All of the Selling Parties' insurance policies and rights thereunder, other than claims in respect of the Acquired Assets;

                  (e) All rights of the Selling Parties under the contracts (the "Excluded Contracts"), the personal property leases (the "Excluded Personal Property Leases") and real property leases (the "Excluded Real Property Leases") listed on Schedule 2.2(e) and any other contract not listed on Schedule 3.1(a) that Buyer, in its sole discretion, elects to exclude upon the disclosure to or identification by Buyer of the contract;

                  (f) All furniture, fixtures and equipment, etc. listed on Schedule 2.1(b); and

                  (g)......DCTI's  stock in Seller and Seller's  corporate books and records, including the corporate charter and bylaws, corporate seals, minute books, stock transfer books, and other documents relating to the organization, maintenance and existence of Seller as a corporation.

         2.3 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Acquired Assets or any claim or right or any benefit arising thereunder or resulting therefrom if an assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof, or in any way adversely affect the rights of Buyer thereunder. Each Selling Party shall use its best efforts to obtain the consent of any third parties to any such Acquired Assets or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an assignment thereof would be ineffective as to Buyer, the Selling Parties and Buyer will enter into a mutually agreeable arrangement under which Buyer will obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which the Selling Parties would enforce such arrangements for the benefit of Buyer. The Selling Parties shall promptly pay to Buyer all monies received by the Selling Parties under any Acquired Assets or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, the Selling Parties and Buyer shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Buyer, negotiate in good faith an adjustment in the consideration paid by Buyer for the Acquired Assets. The foregoing notwithstanding, the rights and remedies under this Section 2.3 shall be in addition to, and not in place of, any other such rights or remedies provided for under this Agreement (including, without limitation, Buyer's rights with respect to failure of the condition set forth in subsection 7.1(i)) or by operation of law.

                                    ARTICLE 3

                            ASSUMPTION OF LIABILITIES

         3.1 Assumed Liabilities. Buyer agrees that at Closing it will assume, and agree to pay, perform and discharge when due, only the following obligations of Seller and/or DCTI, as applicable, as such obligations relate to the Business, but only to the extent existing on the Closing Date (the "Assumed Liabilities"):

                  (a) Contractual Obligations. The obligations and liabilities of Seller and/or DCTI, as applicable, to the extent performance is due after the Closing Date, under the Acquired Contracts listed on Schedule 3.1(a) and the Personal Property Leases (excluding the Excluded Personal Property Leases); and

                  (b)      [Intentionally omitted]

         3.2 Excluded Liabilities. Notwithstanding any provision of Section 3.1 of this Agreement or any other document or instrument to the contrary, Buyer shall have the obligation to assume only the Assumed Liabilities, and shall have no obligation with respect to any other obligation of the Selling Parties (the "Excluded Liabilities"). The Excluded Liabilities shall remain the sole obligation of Seller and/or DCTI, as applicable, and shall include, without limitation, any and all obligations of Seller and/or DCTI, as applicable, with respect to:

                  (a) Accrued Payroll Liabilities. All Accrued Payroll Liabilities of the Selling Parties; ---------------------------

                  (b) Accounts and Notes Payable. All accounts payable and notes payable, including, without limitation, such payables in respect of the At Home Payment and the Szilage Payment, both current and long-term, by either Selling Party (collectively, the "Accounts and Notes Payable");

                  (c) Claims. Any and all obligations or liabilities with respect to any claims (known or unknown, contingent or otherwise, whether arising in contract, contribution, indemnity, tort or otherwise), litigation, court, arbitration or proceedings against either Selling Party (i) existing on the Closing Date or (ii) arising after the Closing Date from events or circumstances occurring, or representations, warranties or guaranties made, or alleged to have been made by either Selling Party, prior to the Closing Date, relating to Seller and/or DCTI, the Business, or the Acquired Assets, their directors, officers, employees or agents;

                  (d) Employee Benefit Plans. The Benefit Plans (including all obligations pursuant to the continuation coverage rules of ERISA Sections 601-608 and Code Section 4980B) and the obligations of the Selling Parties to any of their employees pursuant to any employment agreements or any incentive compensation or stock appreciation rights plan;

                  (e) Taxes. Any and all Taxes arising from or related to ownership or sale of the Acquired Assets or the conduct of the Business prior to the Closing Date, including any personal property and sales taxes relating to the periods prior to the Closing Date;

                  (f)      Excluded   Assets.   The  Excluded   Assets  and  any
liabilities associated therewith;

                  (g) Prior Transactions. Any and all amounts due (whether contingent or otherwise) from Seller to any Person involved in a prior sale or purchase of the stock, assets or business of Seller;

                  (h       Breaches.   Any  and  all  debts,   liabilities   and
obligations of Seller and/or DCTI arising out of the breach of any of the Personal Property Leases or Acquired Contracts (to the extent such breach relates to events or circumstances occurring prior to the Closing Date);

                  (i) Indemnity Items. Any and all debts, liabilities, obligations and claims against which any of the Selling Parties have agreed to indemnify Buyer pursuant to Section 9.2; and

                  (j) Real Property Leases. Any and all obligations or liabilities arising under any lease of real property to which any of the Selling Parties is a party.

                  (k)      Other   Liabilities.  Any  obligations or liabilities
not expressly included as Assumed Liabilities in Section 3.1 above.


                                   ARTICLE 4

                           PURCHASE PRICE AND CLOSING

         4.1 Purchase Price. In consideration for the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer at Closing, and in consideration for the covenants and agreements of the Selling Parties herein contained and contained in the Noncompetition Agreement, Buyer shall pay to Seller in the manner set forth below the sum of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Purchase Price").

         4.2 Manner of Payment. Buyer shall pay the Purchase Price at Closing as follows:

                  (a) A cash amount (by wire transfer or other immediately available funds) equal to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) shall be delivered to Seller. Such amount shall be adjusted for the amount of any prorations pursuant to Section 4.6, and reduced by the amount of each of the At Home Payment and the Szilage Payment pursuant to Section 8.2(h); and

                  (b       Seven Hundred Fifty Thousand Dollars ($750,000) (such
amount constituting the "Escrow Amount") shall be delivered to Crestar Bank or its successor (Richmond, Virginia) to hold in escrow pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement").

         4.3 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Schedule 4.3 to be attached hereto by Buyer prior to Closing. The allocation of consideration described on Schedule 4.3 has been the subject of extensive negotiations and is a material inducement to each Party to enter into this Agreement. Each of the Parties shall file their respective income tax returns on the basis of the allocations reflected on Schedule 4.3, and no Party shall thereafter take a return position inconsistent with such allocation. Each Party shall fully comply with the reporting requirements of Section 1060 of the Code relating to allocation rules for certain asset acquisitions, and will use
Schedule 4.3 as the basis for completing IRS Form 8594, which Buyer and Seller shall each file with the IRS on a timely basis.

         4.4 Closing. The Closing for the sale by the Selling Parties to Buyer of the Acquired Assets and the assumption by Buyer of the Assumed Liabilities shall take place at the offices of Willcox & Savage, P.C., 1800 Bank of America Center, Norfolk, Virginia, at 11:59 p.m. on (i) October 31, 1999, or if later,
(ii) the second Business Day following the satisfaction or waiver of all conditions set forth in Sections 7.1 and 7.2 (other than conditions with respect to actions that the respective Parties will take at Closing itself) or such other date as the Selling Parties and Buyer may mutually determine (the "Closing Date").

         4.5 Collection of Receivables. Buyer shall have the right and authority to collect for Buyer's own account all Accounts Receivable and other items included among the Acquired Assets and to endorse with the name of the applicable Selling Party any checks received on account of any such receivables or other items. The Selling Parties shall provide any and all notices and file any documents with any banks as Buyer and its counsel reasonably requests to facilitate the collection of such items.

         4.6 Prorations. Real estate, personal property, payroll and other taxes, utilities, insurance, rents, charges, license charges, prepaid expenses, installments due on any Personal Property Lease or license related to any Intellectual Property and other assessments, if any, shall be prorated at the Closing between the Selling Parties and Buyer based on the actual number of days applicable to pre-Closing and post-Closing use.

                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

         In order to induce Buyer to enter into this Agreement, the Selling Parties hereby jointly and severally represent and warrant to Buyer that the statements contained in this Article 5 are correct and complete as of the date of this Agreement.

         5.1 Organization, Power and Authority. Each Selling Party is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Each Selling Party has full corporate power and authority to conduct its business and to own its property, as now conducted and owned. Each Selling Party has full corporate power and authority and each Selling Party and its shareholders have taken all required corporate and other action necessary to permit such Selling Party to execute and deliver this Agreement and all other documents or instruments required to be executed and delivered by it under this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments. Each Selling Party has delivered to Buyer true and complete copies of its Articles of Incorporation and all amendments thereto, certified by the Illinois Secretary of State or the Delaware Secretary of State, as applicable, and its Bylaws as presently in effect, certified as true and correct by its secretary. Seller has no subsidiaries.

         5.2 Authorization, etc. The execution and delivery of this Agreement by each of the Selling Parties has been, and the execution and delivery of the Ancillary Agreements required to be executed by them hereunder, will be, duly and validly authorized by all necessary action in respect thereof on the part of the Selling Parties, each of which has the legal capacity to execute and perform this Agreement and the Ancillary Agreements. This Agreement represents, and when executed and delivered at Closing the Ancillary Agreements will each represent, the legal, valid and binding obligation of each of the Selling Parties, enforceable against each of them in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangements, moratorium, and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants, or other provisions, and the availability of injunctive relief or other equitable remedies.

         5.3 Governmental Authorization. All Governmental Authorizations necessary to permit the Selling Parties to own (whether jointly or individually) the Acquired Assets and operate the Business as it is now being operated, the absence of which would have a Material Adverse Effect, are in full force and effect, and such Governmental Authorizations are listed on Schedule 5.3 hereto.

         5.4 No Legal Bar. The execution and delivery by the Selling Parties of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Acquired Assets under any of the terms, conditions or provisions of (i) the respective Articles of Incorporation or Bylaws of the Selling Parties, (ii) any contract, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained by the applicable Selling Party, prior to the Closing or the obtaining of which has been waived by Buyer in writing, or (iii) any order, writ, judgment, injunction, decree, award, ruling, statute, rule or regulation applicable to either Selling Party or any of the Acquired Assets or the Business. Neither Selling Party has contracted, nor will either Selling Party contract to sell, transfer, pledge or mortgage to any third party, all or any part of the Acquired Assets or the capital stock of Seller. There is no requirement applicable to either Selling Party to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any governmental authority or any third party as a condition to the lawful consummation of the transactions contemplated by this Agreement or the transfer to Buyer of ownership of the Acquired Assets.

         5.5 No Defaults. Neither Selling Party is in violation of, or in default under, (a) any provision of its Articles of Incorporation or Bylaws, as amended to the Closing Date, (b) any Governmental Authorization, (c) any law, rule or regulation, (d) any order, judgment, writ, injunction, award, decree, determination, license or permit by which such Selling Party or its assets or properties is or may be bound, or (e) any contract relating to the operation of the Business to which such Selling Party is a party (collectively, the "Business Contracts"). No event or circumstance has occurred and is continuing which with the giving of notice or the passage of time or both would constitute a Default, or would cause any of the representations and warranties contained in (a), (b),
(c), (d) or (e) above not to be true and correct. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any Business Contract.

         5.6 Financial Statements. Attached hereto as Schedule 5.6 are copies of financial statements of Seller, consisting of Seller's unaudited balance sheet as of June 30, 1999 and the related statements of income and retained earnings for the twelve (12) month period then ended, together with the Closing Period Financials (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of Seller (which books and records are complete and correct in all material respects), and fairly present the financial condition of Seller and the results of its operations and changes in financial position (or cash flow, as the case may be) as of the date or for the periods indicated. The Financial Statements adequately disclose all assets and liabilities and all information and adjustments, which consist of only normal recurring accruals, necessary to properly reflect the financial condition of Seller as of the date thereof.

         5.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.7, to the knowledge of the Selling Parties, Seller has no material obligations or liabilities (whether absolute, accrued, contingent, or otherwise and including, without limitation, deferred Tax liabilities, vacation time or pay, severance pay, or any other liabilities relating to or arising out of any act, omission, transaction, circumstance, sale of services, or other condition which occurred or existed on or before the Closing Date); nor does DCTI have any such obligations or liabilities relating to the Business; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to the Closing Date or from any action omitted to be taken during such period that could reasonably be expected to result in any such obligation or liability other than operational obligations and liabilities arising in the ordinary course of business.

         5.8  Absence  of  Certain  Changes  or  Events.  Except as set forth on
Schedule 5.8, since June 30, 1999, neither Seller nor DCTI (but in the case of DCTI, only to the extent any of the following are related to the Acquired Assets owned, used or held by DCTI or DCTI's involvement in the operation of the Business) has:

                  (a)      incurred or paid any indebtedness, obligation, lease,
construction or purchase commitment, or other liability (contingent or otherwise), except for indebtedness, obligations and liabilities incurred or paid solely for the benefit of the Business in the ordinary course of business, and there does not exist a set of circumstances that could reasonably be expected to result in any such indebtedness, obligation or liability;

                  (b) suffered any adverse changes in condition (financial or otherwise), results of operations, earnings, properties, business, or prospects (including, without limitation, any change in its revenues, costs, or relations with its employees, agents, customers, underwriters, lenders, or others) which individually or in the aggregate have been materially adverse to the business, prospects, earnings, operations, properties, or condition (financial or otherwise) of the Business;

                  (c) failed to pay any account payable or indebtedness when due;

                  (d       incurred  any   indebtedness  for  borrowed  money or
guaranteed any liabilities or obligations of any other person;

                  (e) created, permitted or allowed any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind with respect to any of its properties, businesses or assets;

                  (f) except for normal merit and cost of living increases in the ordinary course of business, made or granted any increase in the compensation payable or to become payable by either Selling Party (or for which such Selling Party may have any liability) to any Rehired Employee (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment);

                  (g) made any significant change in the amounts payable or to become payable by either Selling Party (or for which such Selling Party may have any liability) to any Independent Contractor;

                  (h) made any capital expenditure or commitments for any addition to property, plant or equipment, or entered into any advertising agreement, capital or operating lease, or any other agreement related to the operation of the Business, which exceeds $25,000 in the aggregate;

                  (i)      suffered   or   received    notice  of  any   damage,
destruction or loss in excess of $25,000 (whether or not covered by insurance) to any assets or properties;

                  (j) suffered any strike, dispute, grievance, controversy or other similar labor trouble;

                  (k) except in the ordinary course of business, sold, transferred, leased or removed from its premises any of its tangible assets or sold, assigned, transferred or granted any rights under or with respect to any of the Intellectual Property;

                  (l) executed, amended, or terminated any material agreement to which it is or was a party or by which its property or assets are or were bound or affected; amended, terminated or waived any of its rights thereunder; or received notice of termination, amendment, or waiver of any agreement or any material rights thereunder;

                  (m)      instituted,   settled,   or  agreed  to  settle,  any
litigation, action, or proceeding before any court or governmental body relating to the Business or its property;

                  (n) entered into any transaction, contract, or commitment other than for the benefit of the Business in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes, or other expenses, including any severance pay obligations to a Rehired Employee, in connection with or by reason of this Agreement or the transaction contemplated hereby; or

                  (o) entered into any agreement or made any commitment to take any of the types of action described in subsections 5.8(a) through 5.8(n) above.

         5.9 Title Conveyed; Condition and Sufficiency of Assets. The Selling Parties are the sole and exclusive owners (whether jointly or individually) of all right, title and interest in and to the Acquired Assets and have good, valid and marketable title to the Acquired Assets, free and clear of Liens except for such Liens as are set forth on Schedule 5.9 (the "Permitted Liens"). The Selling Parties have complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Buyer, and upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good, valid and marketable title to such Acquired Assets, free and clear of all Liens other than Permitted Liens. Except for the Excluded Assets, there are no assets or properties used or held for use in the operation of the Business and owned by any person other than a Selling Party that will not be leased or licensed to Buyer under the valid, current leases or license arrangements listed on Schedule 5.18 The Acquired Assets, except for such assets or properties as have been consumed or otherwise disposed of in the ordinary course of business, constitute all of the assets and properties used by the Selling Parties to carry on the Business as presently conducted and include all tangible and intangible assets and goodwill relating to the Business. None of the Excluded Assets are essential for the operation of the Business in the manner in which it is currently operated. The Acquired Assets (including, without limitation, computers) used by the Selling Parties in connection with the operation of the Business are structurally sound, are in good operating condition and repair, are free from material latent defects, and are adequate for the uses to which they are being put, and none of the Acquired Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         5.10 Software. All Software is listed on Schedule 5.10, which sets forth the source of each Selling Party's entitlement to use the Software, a description of the Software and its function with respect to the Business, and identifies any licenses and contracts for the development and/or conveyance of any rights with respect to the Software, including any sublicenses granted by either Selling Party. There are no restrictions applicable to either Selling Party which would limit, preclude or result in a charge for Buyer's continued use of the Software. The New Release has been fully implemented by the Selling Parties, has functionality equal to or greater than that of the Old Release, including the functionality described on Schedule 5.10, is, together with the other Software, (and the processes utilized in connection therewith are) sufficient for the operation of the Business as presently conducted and can support and produce weather forecasts for not fewer than 5,000 locations within the United States and not fewer than 11,000 foreign locations.

         5.11 Intellectual Property. Neither Selling Party owns or uses any Intellectual Property in connection with the conduct of the Business other than that listed on Schedule 5.11. Except as described on Schedule 5.11, each Selling Party owns all rights in and to its Intellectual Property free and clear of any adverse claims, liens and interest, or has the valid right to use all Intellectual Property used by it. Neither Selling Party has, other than in the ordinary course of business, licensed or authorized any other person or entity to use the Intellectual Property. Each Selling Party is authorized to transfer exclusive ownership of its Intellectual Property to Buyer hereunder free and clear of any adverse claims, liens and interest so that it may be used by Buyer and its successors and assigns for perpetuity without charge. Neither Selling Party is required to pay any license fee, royalty or any other payment to use the Intellectual Property in the Business, nor will any fee or payment be required of Buyer after or in connection with the transfer of the Intellectual Property at Closing. Upon transfer of the Intellectual Property to Buyer, Buyer will have the right to transfer or assign the Intellectual Property to any subsequent third party free and clear of any adverse claims, liens and interest, other than any which Buyer after the date of Closing suffers, permits or incurs with respect thereto. Schedule 5.11 lists (i) the owner or user of the Intellectual Property, (ii) any assignments thereof and any agreements relating to the use or sharing of the rights thereunder, and (iii) any statutorily required filings made by either Selling Party to permit it to make use of the Intellectual Property. Neither Selling Party will enter into any amendment or modification of, terminate or consent to the termination of, or sell, assign, pledge or otherwise dispose of any part of its interest in any Intellectual Property without the prior written consent of Buyer. Except as set forth on
Schedule 5.11, there are no claims pending or threatened against either Selling Party with respect to the validity, enforceability, use or ownership of any Intellectual Property or any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property, nor has either Selling Party received any claims of infringement or misappropriation of or other conflict with any intellectual property of any third party that relate to the Business; neither Selling Party has, in connection with the conduct of the Business, infringed, misappropriated or otherwise violated any intellectual property of any third parties, and neither Selling Party has knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business by Buyer after Closing; neither Selling Party knows of any basis for any such claim; and no such claim has ever been made to or against either Selling Party in the past. Buyer's interest in and ability to use after the Closing the Intellectual Property shall not be adversely affected solely because of the consummation of the transaction contemplated by this Agreement. All of the Selling Parties' owned Intellectual Property has been created by employees of the applicable Selling Party within the scope of and during their employment by such Selling Party or by independent contractors of such Selling Party who have expressly entered into agreements assigning all right, title and interest in such Intellectual Property to such Selling Party. No third party owns any interest in or has any right in, to or under any portion of the Selling Parties' owned Intellectual Property which was jointly developed with any third party.

         5.12 Year 2000 Compliance. Each item of software and hardware and all programming (including, without limitation, any interfaces) created by or at the direction of Seller and/or DCTI and conveyed under this Agreement will (i) function simultaneously with respect to dates of January 1, 2000 and beyond in the same manner as with dates prior to January 1, 2000; (ii) be able to recognize and accurately process (including input, storage, calculation, transmission, display, retrieval, comparison, sequencing and printing) 4-digit year dates, including the correct recognition and processing of February 29 during leap years; and (iii) continue to function properly, as set forth in (i) and (ii), with respect to all such dates before, during and after January 1, 2000.

         5.13     Accounts Receivable and Accounts and Notes Payable.

                  (a) The Accounts Receivable are reflected properly on the Selling Parties' books and records, and are valid receivables subject to no setoffs or counterclaims. Neither Selling Party has knowledge of any vendor/payor relationship where the vendor/payor has given notice of any inability or refusal to pay Accounts Receivable according to the terms thereof.

                  (b) All Accounts and Notes Payable of the Selling Parties related to the Business are, other than such payables in respect of the At Home Payment and the Szilage Payment, current and will be paid in full within five
(5) days of the Closing Date or, in the case of Accounts and Notes Payable for which an invoice has not been received by a Selling Party, when due (provided, however, Buyer shall have the right to offset against the Escrow Amount, in accordance with the terms of the Escrow Agreement, the amount of any Accounts and Notes Payable not paid by the Selling Parties within ten (10) days of the date such Accounts and Notes Payable are due). No dispute or claim by a Selling Party with regard to the Accounts and Notes Payable exists at, or will be asserted by either Selling Party subsequent to, the Closing.

         5.14     Tax Matters.

                  (a) All federal, state, local and foreign Tax returns (including, without limitation, consolidated, combined or unitary income Tax returns) required to be filed by or on behalf of Seller or with respect to Taxes for which Buyer may have any transferee liability have been accurately and correctly prepared and duly and timely filed. All Taxes due and payable by Seller on or before Closing have been paid. No Tax return relating to Seller is on extension, and there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes that might result in a determination materially adverse to Seller except as adequately reserved against in the Financial Statements.

                  (b) The applicable Selling Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Business Employee, Independent Contractor, or creditor, stockholder of or other third party related to the Business.

                  (c) There is no dispute, claim or outstanding assessment concerning any Tax liability of or with respect to Seller either (i) claimed or raised by any taxing authority in writing; or (ii) as to which any Selling Party or any employee responsible for Tax matters of Seller has knowledge. Schedule
5.14 lists all federal, state, local and foreign Tax returns filed with respect to Seller for taxable periods ended on or after December 31, 1994, indicates those Tax returns that have been audited, and indicates those Tax returns that currently are subject to audit.

         5.15 No Litigation. Except as set forth on Schedule 5.15, there are no actions, suits, claims, investigations or proceedings pending or threatened in any court or by or before any governmental agency to which Seller and/or, to the extent related to the Business, DCTI is a party or otherwise affecting the Acquired Assets or the Business as now or heretofore conducted by the Selling
Parties. The foregoing notwithstanding, there is no action, suit, claim, investigation or proceeding which is pending or threatened which questions the validity or propriety of this Agreement or any action taken or to be taken by any Selling Party in connection with this Agreement. No Selling Party is subject to any judicial injunction or mandate or any quasi-judicial order or quasi-judicial restriction directed to or against it as a result of its ownership of the Acquired Assets or its conduct of the Business as now or heretofore conducted by it, and no governmental agency has at any time challenged or questioned in writing, or commenced or given notice of intention to commence any investigation relating to, the legal right of either Selling Party to conduct the Business or any part thereof as now or heretofore conducted by it.

         5.16     Compliance with Laws.

                  (a) Each Selling Party is in compliance with all laws, rules, regulations, ordinances, reporting and licensing requirements and orders (including without limitation, all equal opportunity, safety, environmental and zoning laws, rules and regulations) applicable to the Business or any Business Employees (because of such employees' activities on behalf of it) (except for possible violations which might result in a financial liability to such Selling Party not exceeding $25,000 in the aggregate and not adversely affecting the ongoing operation of the Business), and no condition exists which with or without notice or passage of time or both shall cause such Selling Party not to remain in such compliance.

                  (b) There is not currently and in the past there has not been since the date of occupation by a Selling Party, (i) any use, treatment, storage or disposal of any hazardous substance or material (as defined in 42 U.S.C. ss. 9601(14) (1982) and 40 C.F.R. ss. 302.4 (1986)) or pollutant
(including, without limitation, any admixture or solution thereof, petroleum and derivatives or synthetic substitutes thereof, and asbestos or asbestos-containing materials) on any real property occupied by the Business, whether leased or owned; (ii) any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom; (iii) any off-site disposal by either Selling Party of any hazardous substance or material or pollutant in any location; or (iv) any hazardous condition in existence on any real property occupied by the Business, whether leased or owned. Neither Selling Party has purchased or sold any other hazardous substance or material, as defined in the preceding sentence. Neither Seller nor, to the extent related to the Business, DCTI is subject, nor will it be subject, to any liability or claim in connection with any environmental law or other use, treatment, storage or disposal of any hazardous substance or pollutant, or any spill, leakage, discharge or release of any hazardous substance or pollutant as a result of having owned or operated any business on or prior to the Closing Date.

         5.17 Business Contracts. Schedule 5.17 sets forth a complete and correct list of all Business Contracts, including, without limitation, the following:

                  (a) All employment agreements, Independent Contractor Agreements, all bonus, commission or consulting agreements, and all stock option agreements and stock acquisition agreements;

                  (b)      All   agreements   for  the  purchase  of  materials,
supplies, services, equipment or any capital item or items involving a consideration of more than $5,000 per contract or series of related contracts continuing over a period of more than three (3) months after the Closing Date;

                  (c) All joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses;

                  (d) All noncompetition and other agreements which impose restrictions upon the conduct of the Business by either Selling Party or by third parties with respect to the Business or grant exclusive rights or rights of first refusal to or in any portion thereof to any third party;

                  (e) Any material agreement related to hyperlinks, co-branded sites, affiliations, barters, revenue sharing, advertising sales, the obtaining or provision of weather or weather-related data, technology and/or infrastructure, data distribution or data acquisition and content; and

                  (f) All agreements related to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property.

                  True copies of all of the Business Contracts, together with all amendments thereto, have been made available to Buyer. Except as set forth on Schedule 5.17, no event or circumstance has occurred and is continuing which would constitute a default under any of the Business Contracts by any party other than a Selling Party. The execution, delivery and performance by the Selling Parties of this Agreement and the transactions contemplated hereby will not give any party to any of the Business Contracts any right to terminate such Business Contract or any right to receive additional payments or benefits thereunder.

         5.18 Personal Property Leases. Schedule 5.18 contains a complete and correct list of all Personal Property Leases, including, without limitation, all personal property capital and operating leases. Upon assignment to and assumption by Buyer pursuant to this Agreement, the Personal Property Leases will be valid, binding and in full force and effect. True copies of all of the Personal Property Leases, together with all amendments thereto, have been made available to Buyer. No event or circumstance has occurred and is continuing which would constitute a default under any of the Personal Property Leases by any party other than a Selling Party. The execution, delivery and performance by the Selling Parties of this Agreement and the transactions contemplated hereby will not give any party to any of the Personal Property Leases any right to terminate such Personal Property Lease or any right to receive additional payments or benefits thereunder.

         5.19 ERISA. Schedule 5.19 lists each compensation, employment or collective bargaining agreement, and each stock option, stock purchase, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation, pension, profit sharing, stock bonus, retirement, or other employee benefit plan, practice, policy or arrangement, covering Business Employees or former employees of the Business, including but not limited to any employee benefit plans within the meaning of Section 3(3) of ERISA, which each Selling Party maintains, to which such Selling Party contributes, or under which any Business Employees or former employees of the Business are or were covered (collectively, the "Benefit Plans"). The term "Benefit Plans" as used herein refers to all plans included in Schedule 5.19, and for purposes of subsections 5.20(b), 5.20(c) and 5.20(d), all similar plans that may have been terminated previously, and for purposes of the representation below as to a Multiemployer Plan and subsections 5.20(b), 5.20(c) and 5.20(d), all similar plans that are Pension Plans which would be Benefit Plans if the term "Selling Party" included all persons with whom the Selling Parties would be aggregated by the application of Section 4001(b) of ERISA; however, the term "plan" or "plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Seller is not nor has ever been a party to a Multiemployer Plan, and does not provide continuing health or life insurance coverage to former employees of Seller following their termination or retirement, except as may be required under the continuation coverage rules of ERISA Sections 601-608 and Code Section 4980B (COBRA) or any analogous state-mandated health care plan continuation rules. Seller and/or DCTI shall remain responsible for taking and shall take all actions necessary to satisfy COBRA and any analogous state-mandated health care plan continuation rules with respect to its employees and former employees, including continuation of its health plan for those persons electing continuation coverage.

         5.20 Employees and Independent Contractors. All Rehired Employees and Independent Contractors, together with their respective job descriptions and compensation, are listed on Schedule 5.20. Except as set forth on Schedule 5.20, neither Selling Party is a party to any written or oral employment contract or agreement with any of the Rehired Employees which precludes termination at will of any such employee. Except as set forth on Schedule 5.20, no Rehired Employee is now, or will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date. There is no union contract or other collective bargaining agreement in existence affecting the Business or the use or operation thereof, and neither Selling Party has received notice from the National Labor Relations Board that a petition for recognition for a collective bargaining unit has been filed by or on behalf of the employees of the Business, nor does either Selling Party have knowledge of any attempts by any union to obtain recognition as a bargaining agent in respect thereof.

         5.21 No Guaranties. None of the obligations or liabilities of Seller is guaranteed by any person, firm or corporation other than DCTI, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation.

         5.22 No Bankruptcy. None of the Selling Parties are insolvent or the subject of Bankruptcy or any similar proceeding.

         5.23 Misstatements and Omissions. No representation or warranty made by the Selling Parties in this Agreement, or in any statement, certificate, exhibit, schedule, or other instrument furnished to Buyer in writing pursuant hereto, or in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading and there is no fact or condition which has not been disclosed in writing to Buyer that adversely affects Seller or the Business or the ability of any of the Selling Parties to perform their obligations under this Agreement. However, to the extent that any information furnished to Buyer constitutes forward-looking statements regarding the future performance of the Business, such information shall be deemed made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and shall constitute a representation as to the Selling Parties' good faith belief in the reasonableness of the assumptions underlying such information, but shall not constitute a representation and warranty as to the ultimate outcome after the Closing of the matters contained in such forward-looking statements.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce the Selling Parties to enter into this Agreement, Buyer hereby represents and warrants to the Selling Parties that the statements contained in this Article 6 are correct and complete as of the date of this Agreement.

         6.1 Organization, Power and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Buyer has full corporate power and authority and Buyer and its shareholders have taken all required action necessary to permit Buyer to execute and deliver this Agreement and all other documents or instruments required to be executed and delivered by it by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments.

         6.2 Authorization, etc. This Agreement has been duly authorized, executed and delivered on behalf of Buyer, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes legal, valid, binding and enforceable obligations of Buyer, subject to the effect of bankruptcy, insolvency, reorganization, arrangements, moratorium, and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions, and the availability of injunctive relief or other equitable remedies.

         6.3 No Legal Bar. Subject to the satisfaction of the conditions set forth in Section 7.1 of this Agreement, the execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby do not and will not (a) conflict with or violate (i) any provision of Buyer's Articles of Incorporation or Bylaws or (ii) any contract, obligation, agreement, plan, arrangement, commitment or the like to which Buyer is a party or by which Buyer or its assets or properties may be bound or affected; (b) to Buyer's actual knowledge, breach or contravene any law, rule, or regulation; (c) violate any order, judgment, writ, injunction, award, decree, determination, license or permit by which Buyer or its assets or properties may be bound or affected; or (d) result in or require the creation or the imposition of any Lien on any assets or properties of Buyer, except as contemplated hereby.


                                    ARTICLE 7

                               CLOSING CONDITIONS

         7.1 Conditions to Closing of Buyer. The obligation of Buyer to purchase the Acquired Assets and to assume the Assumed Liabilities at Closing is subject to the following conditions precedent:

                  (a) Representations and Warranties True and Correct. The representations and warranties made by the Selling Parties in Article 5 hereof shall be true and correct in all material respects;

                  (b) Performance of Conditions Precedent. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Selling Parties on or prior to the Closing Date shall have been performed or complied with in all material respects;

                  (c) Opinion of Counsel to Selling Parties. Delivery to Buyer at the Closing of the opinion of general counsel to DCTI and Seller, addressed to Buyer and substantially to the effect set forth in Exhibit B hereto, with such changes and modifications as are reasonably acceptable to Buyer and its counsel;

                  (d) Good Standing Certificates. Each Selling Party shall have delivered to Buyer certificates, executed by the proper official of each jurisdiction, as to the good standing and qualification to do business of such Selling Party in all jurisdictions pursuant to Section 5.1, together with evidence dated no more than five (5) business days prior to Closing confirming and updating such information;

                  (e) Secretary's Certificates. Each Selling Party shall have delivered to Buyer a certificate from the secretary or assistant secretary of such Selling Party confirming the existence, incorporation and good standing of such Selling Party on the Closing Date, and attaching copies of its Certificate of Incorporation and Bylaws, and shareholder and board of director resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the taking of all action required thereunder or in connection therewith on behalf of such Selling Party;

                  (f) Incumbency Certificate. Each Selling Party shall have delivered to Buyer a certificate of the secretary or assistant secretary of each of such Selling Party certifying the incumbency of officers of such Selling Party and their genuine signatures, with a cross certification of such secretary's or assistant secretary's incumbency and genuine signature;

                  (g) Certificates of Selling Parties. Each Selling Party shall have delivered to Buyer a certificate or certificates from the President or Chief Executive Officer of each Selling Party confirming that the representations, warranties and covenants set forth in Article 5 hereof are true and correct in all material respects as of the Closing Date.

                  (h) Agreement and Instruments of Transfer. Each Selling Party shall have executed and delivered to Buyer on the Closing Date this Agreement and such bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of conveyance and transfer as are provided for herein, and any other instruments in form and substance reasonably satisfactory to Buyer and its counsel as shall be effective to vest in Buyer all of the right, title and interest of such Selling Party in, to and under the Acquired Assets, free and clear of all Liens other than Permitted Liens;

                  (i) Third Party and Governmental Approvals and Consents. Each Selling Party shall have delivered to Buyer by the Closing Date all such written approvals, consents and waivers of third parties and governmental authorities which are required to be obtained in connection with the transactions contemplated by this Agreement and which are necessary for, and the absence of which would have a material adverse effect on, the ownership by Buyer of any of the Acquired Assets or the operation by Buyer following the Closing Date of any of the Business, including the rights and obligations of each Selling Party under the Personal Property Leases, the Acquired Contracts and the Assumed Liabilities by Buyer (such consents and waivers not to require any change in the terms and conditions of the Personal Property Leases, the Acquired Contracts or any of the Assumed Liabilities, unless consented to by Buyer in its sole and absolute discretion);

                  (j) Settlement of Claims. Each Selling Party shall have settled or otherwise provided for the resolution upon terms acceptable to Buyer of the matters set forth on Schedule 5.15 and any and all actions, suits, claims, investigations and proceedings against such Selling Party which could affect the Acquired Assets or the Business;

                  (k) Employment of Key Personnel. Buyer shall have obtained agreements from the directors, employees, and other persons deemed by Buyer to be key personnel of Seller and/or DCTI set forth on Schedule 7.1(k), on terms and conditions mutually satisfactory to Buyer and such directors, employees, and persons, with respect to their continued employment with Buyer after Closing;

                  (l) No Objecting Litigation. There shall not have been instituted and be pending or threatened any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission, challenging the purchase and sale of the Acquired Assets or the transactions related thereto, which seeks to restrain, prevent or change the transactions contemplated by this Agreement or questions the validity of such transaction;

                  (m)      Transition  Services   Agreement.   DCTI  shall  have
entered into a Transition Services Agreement with Buyer in the form attached hereto as Exhibit C (the "Transition Services Agreement");

                  (n) Noncompetition Agreement. Each of the Selling Parties shall have entered into a Noncompetition Agreement with Buyer in the form attached hereto as Exhibit D (the "Noncompetition Agreement"); and

                  (o) Release of Liens. Seller shall have obtained not later than contemporaneously with Closing (using, at Seller's election, a portion of the Purchase Price for the purpose thereof), a release of all Liens (other than Permitted Liens) and shall have provided Buyer with evidence thereof, including the requisite UCC termination statements.

         7.2 Conditions to Closing of the Selling Parties. The obligation of the Selling Parties to sell the Acquired Assets at Closing is subject to the following conditions precedent:

                  (a) Representations and Warranties True and Correct. The representations and warranties made by Buyer in Article 6 hereof shall be true and correct in all material respects;

                  (b) Performance of Conditions Precedent. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects;

                  (c) Opinion of Counsel to Buyer. Delivery to the Selling Parties at the Closing of the opinion of Willcox & Savage, P.C., counsel to the Buyer, addressed to the Selling Parties and substantially to the effect set forth in Exhibit E hereto, with such changes and modifications as are reasonably acceptable to each Selling Party and its counsel;

                  (d) Secretary's Certificate. Buyer shall have delivered to the Selling Parties a certificate from the secretary or assistant secretary of Buyer confirming the existence, incorporation and good standing of Buyer on the Closing Date, and attaching copies of its Articles of Incorporation and Bylaws, and board of director resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the taking of all action required thereunder or in connection therewith on behalf of Buyer;

                  (e) Incumbency Certificate. Buyer shall have delivered to the Selling Parties a certificate of the secretary or assistant secretary of Buyer certifying the incumbency of officers of the Buyer and their genuine signatures, with a cross certification of such secretary's or assistant secretary's incumbency and genuine signature;

                  (f) Buyer's Certificate. Buyer shall have delivered to the Selling Parties a certificate of its President or Chief Executive Officer confirming that the representations and warranties set forth in Article 6 hereof are true and correct in all material respects as of the Closing Date;

                  (g) Instruments of Assumption. Buyer shall have delivered to the Selling Parties on the Closing Date such instruments of assumption, in form and substance reasonably satisfactory to Seller and its counsel, as shall be effective to evidence the assumption by Buyer of the Assumed Liabilities;

                  (h)      No  Objecting  Litigation.  There shall not have been
instituted and be pending any action or proceeding before any court, governmental agency or other regulatory or administrative agency or commission, challenging the purchase and sale of the Acquired Assets or the transactions related thereto, which seeks to restrain, prevent or change the transactions contemplated hereby or questions the validity of such transaction; and

                  (i) Noncompetition Agreement. Buyer shall have entered into the Noncompetition Agreement with each of the Selling Parties.

         7.3 Waiver of Conditions. At the Closing, either Party may waive, in writing, fulfillment of any of the conditions precedent set forth in this
Article 7 to such Party's obligations hereunder, but the waiver of any such condition and the completion of the Closing shall not, unless it expressly so provides, constitute a waiver of any other rights or remedies that such Party may have hereunder, including, without limitation, those provided under Article 9 hereof.

                                    ARTICLE 8

                                    COVENANTS

         8.1 Joint Covenants. Each of the Selling Parties, on the one hand, and Buyer, on the other hand, covenants and agrees with the other as follows:

                  (a) Regulatory and Other Approvals and Consents; Cooperation. Each Party shall use its best efforts to file or submit, and diligently prosecute, any and all applications to or notices with public authorities, federal, state or local, and requests for approvals, consents or waivers of private persons, the filing or granting of which is necessary or appropriate or is reasonably deemed necessary or appropriate by its counsel for the consummation of the transaction contemplated hereby, and to keep the other Parties current and fully informed of the status of such applications, and in good faith to take all reasonable steps that are within its power to cause to be satisfied the conditions precedent to its obligations or the other Parties' obligations to close that are dependent upon its actions. Each Party shall cooperate fully with the other Parties to provide such support, assistance and information to the other Parties as may be reasonably requested by them in connection with its applications for all necessary approvals by governmental authorities and by private parties in connection with the transaction contemplated hereby and to consult regularly with the other Parties in the preparation of any such applications or requests for consent.

                  (b) Public Announcements. No Party shall make or cause to be made any public announcement, statement or release to the press, or written statement to a competitor, customer or other third party (except to its consultants or to the governmental authorities in connection with applications for governmental approvals or filings or private parties where consent is requested) with respect to this Agreement or the transaction contemplated hereby or the terms hereof except as may be necessary, in the opinion of counsel, to comply with any law, including, without limitation, any such disclosure by DCTI as is required under applicable securities laws and regulations, provided, however, that Buyer shall have the right to participate in the preparation of any such disclosure by any Selling Party.

                  (c)      Confidentiality.  The  Selling  Parties  and,  to the
extent related to non-public information with respect to DCTI, Buyer shall, except as otherwise required in the performance of their respective obligations hereunder and otherwise required by law, keep as confidential the transactions contemplated hereby and any non-public information received from the other Parties during the course of the investigation contemplated pursuant hereto and all copies thereof will be returned promptly at the request of the Party furnishing such information in the event of the termination of this Agreement. Each of the Parties may disclose such information to their respective affiliates, counsel, accountants, representatives, professional advisors and consultants as each Party deems necessary to perform its obligations hereunder. Without limiting the foregoing, to the extent any Selling Party is the beneficiary of any non-disclosure, confidentiality or other similar agreement or covenant related to the Acquired Assets or the Business, such Selling Party shall, at the request of Buyer, enforce subsequent to Closing the terms of such agreement or covenant and/or shall permit Buyer to maintain an action to enforce such agreement or covenant in the Selling Party's name; provided that Buyer shall be responsible for all expenses incurred by it, including, without limitation, attorneys' fees, in connection with the maintenance of any such action; and, provided further, that, to the extent any Selling Party is otherwise bound by or obligated under any nondisclosure, confidentiality or other similar agreement related to the Acquired Assets or the Business, Buyer shall, subsequent to Closing, comply with the terms of such agreement.

                  (d) Best Efforts. Subject to the terms and conditions herein provided and consistent with the respective obligations of each Party, each Party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and each Selling Party shall use its best efforts to obtain the consent of any third parties to the assignment to Buyer of any Acquired Assets or claim of rights or any benefit thereunder as Buyer may request.

                  (e) Further Assurances. Each Party shall, at any time and from time to time after the Closing Date, upon request of any other party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments, transfers, powers of attorney and assurances as may be reasonably required in order to carry out the intent of this Agreement, including, without limitation, (i) with respect to the Selling Parties, furnishing to Buyer within twenty (20) days of the Closing Date (x) all third party approvals, consents and/or waivers necessary for the ownership by Buyer of the Acquired Assets (including without limitation, the Acquired Contracts) which were not provided at or prior to Closing and (y) unaudited income statement, balance sheet and related unaudited statement of operations for Seller for the period ended on October 31, 1999,
(ii) with respect to Buyer, furnishing to the Selling Parties within twenty (20) days of the Closing Date the allocation of the Purchase Price to be attached as
Schedule 4.3 hereto, and (iii) with respect to both Parties, the determination, within thirty (30) days of the Closing Date of any adjustments to the Purchase Price as may be necessary pursuant to Section 4.6 above (and the making of any payment to Buyer or the Selling Parties that may be required in connection thereto).

                  (f) Payment and Expenses of Other Parties. The Selling Parties, on the one hand, and Buyer, on the other hand, agree that if subsequent to the Closing Date either of them shall receive any payment due to the other Party each shall promptly remit the same to the other.

                  (g) Ancillary Agreements. At Closing, each Selling Party and Buyer shall execute and deliver all Ancillary Agreements to which they are a party.

         8.2 Additional Covenants of the Selling Parties. Each of the Selling Parties further covenants and agrees with Buyer as follows:

                  (a) Governmental Authorizations. Each Selling Party shall use its best efforts to cause the Governmental Authorizations to continue in effect, where appropriate, subsequent to, the Closing Date.

                  (b) Additional Financial Information. Seller shall promptly furnish to Buyer unaudited monthly income statements, balance sheets, and related unaudited statements of operations for the periods ended on the date of such balance sheets, for each calendar month subsequent to June 30, 1999, and ending more than ten (10) days prior to the Closing Date (collectively, the "Closing Period Financials").

                  (c) Post-Closing Tax Matters. Following the Closing, each of the Selling Parties shall pay over to the taxing authorities of each jurisdiction to which it is subject all Taxes not paid prior to Closing for which Buyer could have transferee liability or in respect of which any of the Acquired Assets could be subjected to a Lien therefor, including sales taxes. With respect to sales taxes, each of the Selling Parties shall file final sales tax returns as soon as practicable after the Closing Date with the jurisdictions in which such Selling Party has heretofore filed such returns and shall deliver to Buyer as soon as practicable thereafter a receipt from the tax commissioner of each such jurisdiction showing that any sales taxes due and payable, along with interest and penalties, have been paid, or a certificate of such tax commissioner indicating that no taxes are due. Notwithstanding the foregoing, each Selling Party may contest in good faith, at such Selling Party's expense, the validity or application, in whole or in part, of any Taxes that it is obligated by this subsection 8.2(c) to pay.

                  (d) Rehired Employees. On and as of the Closing Date, Buyer shall offer employment to the Rehired Employees, which have been determined by Buyer in its sole and absolute discretion. The applicable Selling Party shall pay any severance obligations to any of its Business Employees in connection with any termination or deemed termination of such employees on or after the Closing Date. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of the Buyer with respect to the Rehired Employees, or to create or to grant to the Rehired Employees any third party beneficiary rights or claims or causes of action of any kind or nature. The Rehired Employees shall be deemed "new hires, at will" of Buyer.

                  (e) Stock Exchange Agreement. The Selling Parties shall, at the request of and at the expense of Buyer, enforce subsequent to Closing all of the Selling Parties' rights under the Stock Exchange Agreement, including, without limitation, all noncompetition obligations of the significant Sellers (as defined in the Stock Exchange Agreement), and/or shall permit Buyer to maintain an action to enforce such rights in the name of the Selling Parties.

                  (f)      Change of Name; Covenant Not To Use Name.



                           (i) At Closing,  Seller shall deliver to Buyer a duly
executed and acknowledged certificate of amendment to Seller's Articles of Incorporation or other appropriate document which is required to change Seller's corporate name to WLX Corporation so as to make Seller's present name available to Buyer. Buyer is hereby authorized to file such certificate or other document in order to effectuate such change of name at or after the Closing as Buyer shall elect.

                           (ii) In order  that Buyer may have and enjoy the full
benefit of the Acquired Assets and the Business, each Selling Party agrees that it will not use or permit any person or entity under its joint or individual control to use the name "WeatherLabs" or "Weather Ad Network" or any logo associated therewith, or any confusingly similar copyright, trademark, trade name, service mark, service name, slogan or assumed name or logo in any manner whatsoever in connection with any business which could be considered in direct or indirect competition with the Business, including, without limitation, the use of such copyright, trademark, trade name, service mark, service name, slogan or assumed name in promotional materials. Effective upon the Closing, the Selling Parties grant to Buyer all rights as each Selling Party has in and to the names "WeatherLabs" and "Weather Ad Network." This provision shall not be deemed to be in limitation or derogation of the full and complete transfer of the Intellectual Property to be made to Buyer at Closing as provided herein.

                  (g) DCT Agreements. Termination of the Rehired Employees by the Selling Parties at Closing shall not (so long as such Rehired Employees are employed by Buyer) limit, restrict or otherwise effect the rights of any Rehired Employee with respect to their Purchase Options pursuant to their Employee Restricted Stock Acquisition Agreements and their Options pursuant to their Stock Option Contracts, as applicable, with DCTI (collectively, the "DCT Agreements"). Without limiting the foregoing, each Selling Party acknowledges and agrees that (i) through November 5, 2000, the term of employment as a Rehired Employee by Buyer of any Business Employee shall constitute employment with DCTI for the purposes of determining such Rehired Employees' rights under the DCT Agreements to which they are party and (ii) the date of termination of each Rehired Employee's employment by the Selling Parties shall be deemed to be the earlier of the date of termination of the Rehired Employee's employment by Buyer and November 5, 2000.

                  (h) Payment of Excluded Liabilities. Seller and/or DCTI, as applicable, shall pay or cause to be paid, perform and discharge (i) within five (5) days of the Closing Date, all Accrued Payroll Liabilities, (ii) within five (5) days of the Closing Date or, in the case of Accounts and Notes Payable for which an invoice has not been received, when due, all Accounts and Notes Payable (other than the payables in respect of the At Home Payment and the Szilage Payment), (iii) at Closing, the At Home Payment and the Szilage Payment, and (iv) when due, all other Excluded Liabilities related to the operation of the Business, including, without limitation, all liabilities under the excluded Benefit Plans.

                                    ARTICLE 9

                         EXPENSES, INDEMNITY AND SET OFF

         9.1 Expenses. Except as expressly set forth to the contrary herein, Buyer and the Selling Parties shall be responsible for their own costs and expenses incurred in connection with the transactions contemplated hereby, including the fees and expenses of counsel, accountants and consultants. All applicable state sales taxes, transfer taxes, and real estate transfer taxes, if any, in respect of the transactions contemplated hereby and all fees or charges payable with respect to the sale, assignment or transfer to Buyer of any of the Acquired Assets shall be borne by the Selling Parties.

         9.2 Indemnification by Selling Parties. The Selling Parties shall jointly and severally indemnify and hold harmless Buyer from and against any damage, liability or loss (including reasonable attorneys fees and other reasonable costs and expenses incident to, and amounts paid or required to be paid in settlement of, any claim, suit, action or proceeding) (a "Loss") sustained, incurred, paid or required to be paid by Buyer which arises out of, results from or is related to:

                  (a) the breach by a Selling Party of any representation, warranty, covenant or agreement contained in this Agreement;

                  (b) any failure by Seller to comply with Article 6 of the Uniform Commercial Code of California or any other applicable jurisdiction;

                  (c) any of the Excluded Assets or the Excluded Liabilities or the Excluded Contracts, including, without limitation (A) all Taxes imposed on the Business or the Acquired Assets, the Assumed Liabilities or Buyer or any Affiliate thereof as a result of operations relating to the Business conducted prior to the Closing Date, and (B) any obligations to the Business Employees (including obligations and liabilities to Rehired Employees) for periods prior to Closing;

                  (d) any amount by which the unearned revenue of the Selling Parties as of the Closing Date for which Buyer assumed the related obligations as Assumed Liabilities exceeds the Accounts Receivable actually collected by Buyer within ninety (90) days of the Closing Date;

                  (e) any failure by a Selling Party to comply with the continuation health care requirements of the Code and ERISA with respect to the Business Employees; or

                  (f)      any  claim,  suit,  action or proceeding set forth in
Schedule 5.15, and any claim (known or unknown, contingent or otherwise, whether arising in contract, contribution, indemnity, tort or otherwise), suit, action or proceeding (i) against Seller and/or, to the extent related to the operation of the Business, DCTI existing on the Closing Date, or (ii) arising after the Closing Date from events or circumstances occurring, or representations, warranties or guaranties made, or alleged to have been made by either Selling Party, its directors, officers, employees or agents, prior to the Closing Date, relating to Seller and/or DCTI, the Business or the Acquired Assets, including, without limitation, any such claim, suit, action or proceeding by Brendan Larson or, with respect to the use of LZW Technology, Unisys Corporation.

         9.3 Indemnification by Buyer. After the Closing Date, Buyer shall indemnify and hold harmless the Selling Parties from and against any Loss sustained, incurred, paid or required to be paid by a Selling Party which arises out of, results from or is related to:

                  (a) the breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement;

                  (b)      any of the Assumed Liabilities; or

                  (c) the ownership of the Acquired Assets and/or operation of the Business by Buyer subsequent to Closing, unless such Loss arises out of, results from or relates to a matter as to which Buyer is entitled to indemnity pursuant to Section 9.2.

         9.4 Definition of "Event of Loss"; Tax Benefits. The occurrence of an event that may result in a Loss to a party entitled to indemnity hereunder (the "Indemnitee"), as to which the party obligated to provide indemnity (the "Indemnitor") shall have received notice from the Indemnitee, shall be herein called an "Event of Loss." Any net tax benefits accruing to an Indemnitee from any Loss shall not constitute an offset against any Loss covered by this indemnity.

         9.5      Indemnification Procedure.

                  (a) If at any time an Indemnitee shall receive notice of any state of facts that may result in a Loss, the Indemnitee shall promptly give written notice (a "Notice of Claim") to the Indemnitor of the discovery of such potential or actual Loss. A Notice of Claim shall set forth (i) a brief description of the nature of the potential or actual Loss, and (ii) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, Indemnitor may elect to cure the Event of Loss within twenty (20) days after the date of receipt of the Notice of Claim, or if such cure cannot be effected within such twenty (20) day period, diligently proceed to effect such cure. If such cure cannot be effected, payment of the amount of Loss due the Indemnitee as set forth in a Notice of Claim shall be made by Indemnitor no later than the twentieth (20th) day after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that an actual Loss has occurred). Except as provided in Sections 9.2 and 9.3, the Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

                  (b) If any Notice of Claim relates to any claim made against an Indemnitee or by any third person, the Notice of Claim shall state the nature, basis and amount of such claim. Unless the claim involves Taxes, the Indemnitor shall be entitled to participate in the defense of such claim and, to the extent that it wishes (unless (i) the Indemnitor is also a party to such claim and the Indemnitee determines in good faith that joint representation would be inappropriate, or (ii) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such claim and provide indemnification with respect to such claim), to assume the defense of such claim with counsel satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such claim, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under such Section for any fees of other counsel or any other expenses with respect to the defense of such claim in each case subsequently incurred by the Indemnitee in connection with the defense of such claim, other than reasonable costs of investigation. If the Indemnitor assumes the defense of a claim, (a) it will be conclusively established for purposes of this Agreement that the claims made in the Notice of Claim are within the scope of and subject to indemnification; (b) no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent unless
(i) there is no finding or admission of any violation of any law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (c) the Indemnitor will have no liability with respect to any compromise or settlement of such claims effected by Indemnitee without its consent. If notice is given to an Indemnitor of a claim and the Indemnitor does not, within ten (10) days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such claim, the Indemnitor will be bound by any determination with respect to said claim or any compromise or settlement effected by the Indemnitee, provided that the Indemnitee shall not settle any such claim without the prior consent of the Indemnitor (which consent may not be unreasonably withheld or delayed).

         9.6 Buyer's Right of Setoff. Buyer, in its sole and absolute discretion, may offset against payment of the Escrow Amount or any other amount due from Buyer to the Selling Parties hereunder (i) the amount of any Loss set forth in a Notice of Claim, and (ii) any amount due to Buyer from a Selling Party as damages for the breach of any of the provisions of the Noncompetition Agreement, the Transition Services Agreement and/or any other agreement to which Buyer and any of the Selling Parties are parties. The foregoing notwithstanding, Buyer's right of setoff as provided for in this Section 9.6 shall be in addition to, and not in lieu of, all other rights and remedies provided for in this Agreement and under all statutes or rules of law, and Buyer's exercise of its right of setoff on one occasion shall not be deemed or construed to waive or otherwise limit its right of indemnification or other rights and remedies provided for herein or by the statutes or rules of law on any other occasions. In order to exercise such right of setoff against the Escrow Amount, Buyer must assert its claim in accordance with the procedures set forth in the Escrow Agreement.

         9.7 Brokers and Finders. Buyer, on the one hand, and the Selling Parties, on the other hand, each represent and warrant to the other that they have not engaged any broker, finder, financial advisor or other person who would be entitled to a brokerage or other fee or commission with respect to the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         The  following  shall  be  applicable   throughout  the  term  of  this
Agreement:

         10.1 Amendments and Waivers; Construction. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be set forth in a writing signed by the Selling Parties and Buyer, and then only to the extent specifically set forth therein. This Agreement shall not be construed more strictly against one Party than the other by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that Buyer and the Selling Parties have contributed substantially and materially to the preparation of this Agreement.




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




         10.2 Enforcement. The Selling Parties agree that damages alone will be an insufficient remedy for a breach or violation of the provisions of this Agreement and that each Party shall be entitled as a matter of right, without limitation of any other remedy available to it for a breach or violation of the provisions of this Agreement, to equitable relief (including specific performance of this Agreement) in any court of competent jurisdiction (without the showing or irreparable, special or imminent damages or the obligation to provide surety or post any supersedeas bond), it being intended that all rights and remedies of the Parties under this Agreement are cumulative and non-exclusive of any such other right or remedy.

         10.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Selling Parties and Buyer and their respective successors and assigns. However, except for an assignment of this Agreement by Buyer to a direct or indirect majority-owned subsidiary of Landmark Communications, Inc., a Virginia corporation, which shall be permitted without the prior written consent of the Selling Parties, no Party may assign or transfer any of its rights under this Agreement or any interest herein without the prior written consent of the other Party.

         10.4 Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts and by each Party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In producing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

         10.5 No Waivers by Implication. No waiver by any Party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed a further or continuing waiver of any condition or covenant, representation or warranty of this Agreement.

         10.6 Notices. Unless otherwise specified herein, all notices, requests and other communications to any Party hereunder shall be in writing (including telexes, telecopies, facsimile transmissions, and similar writings) and shall be given to such Party at its address or telecopier number set forth below or such other address or telecopier number as such Party may hereafter specify for that purpose by notice to the other Party.

                  If to the Selling Parties:

                           Digital Courier Technologies, Inc.
                           136 Heber Avenue, Suite 204
                           Post Office Box 8000
                           Park City, Utah 84064
                           Telecopier:  (435) 655-3648
                           Attention:  Mitchell Edwards

                  If to Buyer:

                           WL Acquisition Corp.
                           c/o The Weather Channel Enterprises, Inc.
                           300 Interstate North Parkway
                           Atlanta, Georgia 30339
                           Telecopier:      (770) 226-2973
                           Attention:       Debora Wilson

                  With a Copy to:

                           Becky A. Powhatan, Esquire
                           The Weather Channel Enterprises, Inc.
                           300 Interstate North Parkway
                           Atlanta, Georgia 30339
                           Telecopier:      (770) 226-2632

                  Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecommunication is transmitted and confirmation of receipt obtained, (b) if given by mail, upon receipt, or (c) if given by any other means, when delivered at the address specified in this Section.

         10.7 Reproductions. This Agreement and all other documents, instruments and agreements in the possession of Buyer or either Selling Party which relate hereto or thereto may be reproduced by Buyer or such Selling Party, and any such reproduction shall be admissible in evidence, with the same effect as the original itself, in any judicial or other administrative proceeding, whether the original is in existence or not. No Party will object to the admission in evidence of any such reproduction, unless the objecting Party reasonably believes that the reproduction does not accurately reflect the contents of the original and objects on that basis.

         10.8 Entire Agreement. This Agreement, together with the exhibits and schedules to this Agreement, embodies the entire agreement and understanding between Buyer and the Selling Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between such parties
relating  to  the  subject  matter  hereof  and  thereof,   including,   without
limitation, that certain Term Sheet executed in July 1999 by and among the Parties and the Nondisclosure Agreement among the Parties dated July 6, 1999. If there is a conflict between the terms, conditions, representations, warranties and covenants contained in this Agreement and any other document, then the provisions in this Agreement shall control.

         10.9 Exhibits, Schedules and Attachments. The exhibits, schedules and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control. Each Party is responsible for the accuracy of its respective schedules regardless of any assistance provided by any other Party in connection with the preparation of the schedules.

         10.10 Rights Cumulative. Except as set forth herein, all rights, powers and remedies herein given to the Parties are cumulative and not alternative, and are in addition to all statutes or rules of law; any forbearance or delay by Buyer or the Selling Parties in exercising the same shall not be deemed to be a waiver thereof; no course of dealing on the part of any Party (or their respective officers, directors, employees, consultants and agents) nor any failure or delay by any Party with respect to exercising the same shall operate as a waiver thereof; and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Buyer or the Selling Parties, as the case may be.

         10.11 Governing Law. This Agreement, and the rights and obligations of Buyer and the Selling Parties hereunder, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

         10.12 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

         10.13 Captions. The captions of and sections in this Agreement are for convenience of reference only, shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.

         10.14 Third Party Rights. It is the intention of the Parties that nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement or the successor or assign thereof.

         10.15    Survival.  All  representations,   warranties,  covenants  and
agreements made in this Agreement shall survive the Closing.

         10.16 Written Agreement Required/No Oral Modification. Notwithstanding any negotiations or discussions between the Selling Parties and/or Buyer, or any statements made in connection therewith, there shall be no legally binding agreement with regard to the transactions contemplated by and the subject matter of this Agreement, unless and until the Selling Parties and Buyer have duly executed and delivered to each other a final agreement among them.


    [Remainder of page intentionally left blank -- signature page(s) follow]
         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                              SELLER:

                                              WEATHERLABS, INC.,
                                              an Illinois corporation


                                              By:_______________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                              DCTI:

                                              DIGITAL COURIER TECHNOLOGIES,INC.,
                                              a Delaware corporation


                                              By:_______________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                              BUYER:

                                              WL ACQUISITION CORP.,
                                              a California corporation


                                              By:_______________________________
                                                 Name:__________________________
                                                 Title:_________________________